Exhibit 99.1

SuccessFactors Announces Preliminary Third Quarter Fiscal 2011 Results with

Expected Non-GAAP Revenue Growth of 74 to 78 Percent

SAN MATEO, Calif. – Oct 17, 2011 – SuccessFactors, Inc. (NYSE:SFSF) today announced that based on currently available information, the Company expects to report third quarter non-GAAP revenue in the range of $93 million to $95 million which is above its previously issued guidance of $83 million to $84 million and an increase of 74 to 78 percent on a year-over-year basis. Billings, defined as GAAP revenue plus change in deferred revenue, are expected to increase in the range of 40 to 42 percent on a year-over-year basis. Non-GAAP net income per share is expected to be above break-even, ahead of the Company’s previously issued guidance of breakeven. Cash flow from operations is expected to be in the range of $7 million to $8 million, excluding approximately $3 million of acquisition related costs paid in the quarter. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense, the amortization of intangible assets, integration costs, future cash consideration of acquisitions and deal related costs, revaluation of contingent consideration or write-downs for fair value accounting related to business combination, any unrealized foreign exchange gain/loss on an intercompany loan related to the acquisition of Inform, and a tax benefit related to the acquisitions of Jambok and Plateau Systems.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

“In an uncertain economic climate, the SuccessFactors team executed across the world and we accelerated non-GAAP revenue and billings,” said Lars Dalgaard, founder and CEO of SuccessFactors. “We believe that the market we created has reached a tipping point and SuccessFactors is leading it. We believe we have the broadest suite of products and the most experienced and largest team delivering Business Execution (BizX) in the cloud. Our team is passionately committed to our customers’ transformational success and both our organically grown and acquired products are making the mark. By combing forces with Plateau Systems we have created a truly outstanding company.”

Q3 2011 Financial Results Conference Call Information

The anticipated results in this press release are based on management’s preliminary analysis of operations for the quarter ended Sept. 30, 2011. The Company will release and discuss its final third quarter results on Wednesday, Oct. 26 at 2p.m. PT, including a live webcast, which can be accessed throughSuccessFactors’ Investor Relations website at http://www.successfactors.com/investor.

About SuccessFactors

SuccessFactors is the leading provider of cloud-based Business Execution Software, which delivers business alignment, team execution, people performance, and learning management solutions to organizations of all sizes across more than 60 industries. With approximately 15 million subscription seats globally, we strive to delight our customers by delivering innovative solutions, content and analytics, process expertise and best practices insights from serving our broad and diverse customer base. Today, we have more than 3,500 customers in more than 168 countries using our application suite in 34 languages.

It’s Time to Love Work Again.

Follow us: http://twitter.com/SuccessFactors

Like us: http://facebook.com/SuccessFactors

Join us for Insights 2011 in San Diego, Calif. from Oct. 17-20: http://www.plateau.com/insights

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future events, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors is this press release exclude the impact of stock-based compensation expense, the amortization of intangible assets, integration costs, future cash consideration of acquisitions and deal related costs, revaluation of contingent consideration or write-downs for fair value accounting related to business combination, any unrealized foreign exchange gain/loss on an intercompany loan related to the acquisition of Inform, and a tax benefit related to the acquisitions of Jambok and Plateau Systems. The company defines billings as revenue plus change in total deferred revenue. Non-GAAP revenue includes revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about future growth prospects and financial results. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the fact that we and our independent registered public accounting firm have not completed the review of the quarter ended September 30, 2011 and actual results may vary materially as a result of that review; and the fact that adjustments to these preliminary numbers could occur as a result of our normal reporting process, our ability to retain customers and to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; the uncertain impact of the overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the business execution market is at an early stage of development, and may not develop as rapidly as we anticipate; risks related to the integration of the acquisitions, including retaining customers and employees, unforeseen liabilities and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; the impact of any discovered product defects or outages; our ability to continue to sell our services outside the HR area; our ability to market and sell the products and services of acquired companies; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; and the impact of unforeseen expenses, including as a result of integrating acquisitions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect these forward-looking statements is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission from time to time.

# # #

Contact:

For investor inquiries:

Karen Moran

+1.650.645.4439

kmoran@successfactors.com

For media inquiries:

Andrea Meyer

+1.415.370.7329

ameyer@successfactors.com